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                                                                  EXHIBIT 10(n)



                                 August 12, 2002


Mr. Richard L. Travis, Jr.
7067 Inwood Road
Dallas, Texas  75209

         Re:      Amendment to Employment Agreement

Dear Mr. Travis:

         Reference is hereby made to the Employment Agreement (the "Agreement"), dated to be effective as of February 4, 2002, between Peerless Mfg. Co. (the "Company") and Richard L. Travis, Jr. ("Executive") regarding Executive's employment with the Company. Capitalized terms used herein and not otherwise defined have the meanings given such terms in the Agreement.

         In consideration of Executive's service to the Company as the Company's Chief Financial Officer and as an inducement for Executive to remain in the employ of the Company, the Company and Executive desire to amend the Agreement to increase the severance compensation Executive would receive if his employment with the Company was terminated without Cause.

         The Company and Executive hereby agree that effective as of the date hereof, Section 4.1 of the Agreement entitled "Termination by Employer" is hereby amended by deleting the reference to "one hundred percent (100%)" therein and inserting "one hundred fifty percent (150%)" in lieu thereof.

                                   Sincerely,

                                   PEERLESS MFG. CO.

                                   /s/ Sherrill Stone
                                   ---------------------------------------------
                                   Sherrill Stone,
                                   Chairman of Board and Chief Executive Officer


Agreed and Acknowledged this
15th day of August 2002.

/s/ Richard L. Travis, Jr.
--------------------------
Richard L. Travis, Jr.